Exhibit 10.3

CITIGROUP GLOBAL MARKETS INC. 390 Greenwich Street New York, New York 10013	LEHMAN COMMERCIAL PAPER INC. LEHMAN BROTHERS INC. 745 Seventh Avenue New York, New York 10019	GOLDMAN SACHS CREDIT PARTNERS L.P. 85 Broad Street New York, New York 10004
BANK OF AMERICA, N.A.
BANC OF AMERICA SECURITIES LLC
9 West 57th Street
New York, New York 10019
CONFIDENTIAL
June 27, 2007
Nuance Communications, Inc.
1 Wayside Road
Burlington, MA 01803
Attn: Carol Vachon
Project Vicksburg
Incremental Credit Facility
Amended and Restated Commitment Letter
Ladies and Gentlemen:
1.	This amended and restated commitment letter (including the Term Sheet (as defined below), this “Commitment Letter”) amends, restates and supersedes that certain commitment letter dated June 11, 2007 from CGMI, LCPI, GSCP, BOA, Lehman Brothers, BAS (each as defined below), UBS Loan Finance LLC and UBS Securities LLC to you.

2.	You have advised Citigroup Global Markets Inc. (“CGMI”) on behalf of Citi (as defined below), Lehman Commercial Paper Inc. (“LCPI”), Goldman Sachs Credit Partners L.P. (“GSCP”) and Bank of America, N.A (“BOA” and, together with Citi, LCPI and GSCP, the “Banks”), CGMI, Lehman Brothers Inc. (“Lehman Brothers”), GSCP (together with Citi and Lehman Brothers, the “Arrangers”) and Banc of America Securities LLC (“BAS” and, together with the Banks and the Arrangers, the “Commitment Parties,” “we” or “us”) that Nuance Communications, Inc., a Delaware corporation (the “Borrower” or “you”), proposes to acquire (the “Acquisition”) all of the outstanding capital stock of VoiceSignal Technologies, Inc., a Delaware corporation (the “Acquired Business”). The Acquisition and the Incremental Credit Facility (as defined below) are referred to herein as the “Transactions.” For purposes of this Commitment Letter, “Citi” means CGMI, Citibank, N.A., Citicorp USA, Inc., Citicorp North America, Inc. and/or any of their affiliates as may be appropriate to consummate the transactions contemplated herein.

3.	You have also advised us that you propose to finance a portion of the purchase price of the Acquisition and pay related transaction fees and expenses with the Incremental Credit Facility (as defined below) in an aggregate principal amount of up to $225.0 million. You have requested debt financings consisting of up to $225.0 million in incremental term loans (the “Incremental

Credit Facility”) pursuant to Section 2.21 of the amended and restated credit agreement dated as of April 5, 2007 among the Borrower, the lenders party thereto from time to time, UBS AG, Stamford Branch, as Administrative Agent, Citicorp North America, Inc., as Syndication Agent, CGMI and UBS Securities LLC (“UBSS”), as Joint Lead Arrangers, and CGMI, UBSS and Credit Suisse Securities (USA) LLC, as Joint Bookrunners (the “Existing Credit Agreement”). The date on which the Acquisition, the advances and fundings under the Incremental Credit Facility and the other elements of the Transactions are consummated shall be referred to as the “Closing Date.”

4.	Based upon and subject to the foregoing and to the terms and conditions set forth below, set forth in the Summary of Proposed Terms and Conditions attached hereto as Exhibit A and set forth in the Conditions to Funding contained in Exhibit B (collectively, the “Term Sheet”; and, together with this letter agreement, the “Commitment Letter”), each of the Banks, acting alone or through or with affiliates selected by it, is pleased to confirm to you its commitment (several and not joint) to provide its respective percentage of the Incremental Credit Facility on the principal terms set forth herein and in the Term Sheet (such commitments being herein collectively referred to as the “Commitment”) as set forth in the table below.

% of Commitment
Citi	35.0%
LCPI	25.0%
GSCP	25.0%
BOA	15.0%
5.	The Commitment of the Banks and the undertakings of the Arrangers are subject to (a) your written acceptance, and compliance with the terms and conditions, of a letter from us to you of even date herewith (the “Fee Letter”) pursuant to which you agree to pay, or cause to be paid, to us certain fees in connection with the Incremental Credit Facility; (b) there not having occurred since the date of the Acquisition Agreement (as defined in Exhibit B) a “Company Material Adverse Effect” (as defined in the Acquisition Agreement); and (c) satisfaction of all other conditions and requirements and the accuracy of representations described herein and in the Term Sheet.

6.	It is agreed that Citi and Lehman Brothers, acting alone or through or with affiliates selected by it, will act as joint lead arrangers and that Citi, Lehman Brothers and GSCP, acting alone or through or with affiliates selected by it, will act as joint bookrunners, for a syndicate of financial institutions and other entities reasonably acceptable to the Arrangers and you (together with the Banks, the “Lenders”) that the Arrangers intend to form to provide all or a portion of the Incremental Credit Facility. It is further agreed that (i) Citi will act as “left lead bookrunner” and joint lead arranger for the Incremental Credit Facility, (ii) LCPI will act as joint lead arranger and joint bookrunner for the Incremental Credit Facility, (iii) GSCP will act as joint bookrunner for the Incremental Credit Facility and (iv) BAS will act as co-arranger for the Incremental Credit Facility. Each of the Commitment Parties, in its respective capacity, will perform the duties and exercise the authority customarily performed and exercised by it in such roles.

7.	You agree to use all commercially reasonable efforts to assist the Arrangers in achieving a timely syndication of the Incremental Credit Facility that is satisfactory to the Arrangers, which the Arrangers intend to conduct prior to and following the Closing Date. The syndication efforts will be accomplished by a variety of means, including your facilitating direct contact during the syndica-

tion between your senior management, advisors and affiliates, on the one hand, and the proposed Lenders, on the other hand, and your hosting, with the Arrangers, one or more meetings with prospective Lenders and various rating agencies at such times and places as we may reasonably request. You agree, upon our request, to use your commercially reasonable efforts to (a) provide, and to cause your affiliates, advisors to provide, to the Arrangers and each of the prospective Lenders all information reasonably requested by the Arrangers to successfully complete the syndication, including the information and projections contemplated hereby, (b) assist, and cause your affiliates and advisors to assist, the Arrangers in the preparation of one or more confidential information memoranda and other marketing materials, (c) have debt ratings for the Existing Credit Agreement maintained by Moody’s Investors Service (“Moody’s”) and Standard & Poor’s Ratings Group (“S&P”) (it being understood that no particular level of ratings will be required to be maintained) and (d) make available your representatives on reasonable prior notice and at reasonable times and places. You also agree to use your commercially reasonable efforts to assist our syndication efforts through your existing lending relationships. The Arrangers reserve the right to engage the services of their respective affiliates in furnishing the services to be performed as contemplated herein and to allocate (in whole or in part) to any such affiliates any fees payable to them in such manner as the Arrangers and their respective affiliates may agree in their sole discretion. You agree that we may share with any of our officers, affiliates and advisors any information related to the Transactions or any other matter contemplated hereby, subject to the confidentiality provisions set forth herein.

8.	Citi (and/or one or more of their respective affiliates) will manage all aspects of the syndication of the Incremental Credit Facility (in consultation with you), including decisions as to the selection of potential Lenders reasonably acceptable to you to be approached and when they will be approached, when their commitments will be accepted, when Lenders reasonably acceptable to you will participate and the final allocations of the commitments among the Lenders, and the Arrangers will exclusively perform all functions and exercise all authority as customarily performed and exercised in such capacities, including selecting counsel for the Lenders and negotiating the amendment to the Existing Credit Agreement and related documentation for the Incremental Credit Facility consistent with the terms and conditions hereof and of the Term Sheet and otherwise in form and substance reasonably satisfactory to us and to you (the “Credit Documentation”). You agree that no Lender will receive compensation outside the terms contained herein and in the Fee Letter in order to obtain its commitment to participate in the Incremental Credit Facility. At the request of the Arrangers, you agree to prepare a version of the information package and presentation to be provided to prospective Lenders that does not contain material non-public information concerning you or your affiliates or any securities of any thereof. In addition, you agree that unless specifically labeled “Private — Contains Non-Public Information,” no information, documentation or other data disseminated to prospective Lenders in connection with the syndication of the Incremental Credit Facility, whether through an internet site (including, without limitation, an IntraLinks workspace), electronically, in presentations at meetings or otherwise, will contain any material non-public information concerning you, your affiliates or any securities of any thereof.

9.	You hereby agree that, until the earlier of the termination of this Commitment Letter and the completion of syndication, there shall be no competing issuance, or announcement of a competing issuance, of any securities, bank facilities or other debt of the Borrower, the Acquired Business or any of their respective subsidiaries being offered, placed or arranged, other than (a) the Incremental Credit Facility, (b) the issuance by Borrower of any of its common stock and (c) the issuance by Borrower or any of its subsidiaries of any securities convertible into common stock, whether through a public offering or pursuant to Rule 144A of the Securities Act of 1933, as amended (a “Convertible Securities Offering”), without the prior written consent of the Arrangers.

10.	You hereby represent and warrant that (a) all information (other than the Projections, as defined below) concerning you, the Acquired Business and your and their respective subsidiaries and the Transactions (together, the “Information”) that has been or will be made available to us or the prospective Lenders and Lenders by you or any of your representatives, taken as a whole, is, or will be when furnished, complete and correct in all material respects and, taken as a whole and together with your filings and reports filed with the Securities and Exchange Commission, does not, or will not when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made, and (b) all financial projections concerning you, the Acquired Business and your and their respective subsidiaries that have been or will be made available to us or the Lenders by you or any of your representatives (together, the “Projections”) have been or will be prepared in good faith based upon reasonable assumptions at the time they were made (it being understood that future results of operations and financial condition may differ materially therefrom). You agree to supplement, or cause to be supplemented, the Information and the Projections from time to time until the Closing Date so that the representations and warranties contained in the preceding sentence remain correct in all material respects. In syndicating the Incremental Credit Facility, we will be entitled to use and rely primarily on the Information and the Projections without responsibility for independent check or verification thereof.

11.	On the Closing Date (and only if the Closing Date occurs), you hereby agree to reimburse us for all of our reasonable out-of-pocket fees and expenses (including, without limitation, all reasonable due diligence investigation expenses, fees of consultants, syndication expenses (including printing, distribution, and meetings with prospective Lenders), travel expenses, duplication fees and expenses, audit fees, search fees, filing and recording fees and the reasonable fees, disbursements and other charges of counsel (including, without limitation, the reasonable fees, expenses and other charges of Cahill Gordon & Reindel llp, as counsel to the Commitment Parties (and any necessary local or special counsel selected by them in connection with the Transactions), and any sales, use or similar taxes (and any additions to such taxes) related to any of the foregoing), incurred in connection with the preparation, negotiation, execution and delivery, any waiver or modification and any collection or enforcement of this Commitment Letter, the Term Sheet, the Fee Letter and the Incremental Credit Facility and all of the other transactions described herein and in any definitive documentation and advice in connection therewith and thereafter from time to time on demand.

12.	By your acceptance below, you hereby agree to indemnify and hold harmless us and the other Lenders and our and their respective affiliates (including, without limitation, controlling persons) and the directors, officers, employees, advisors and agents of the foregoing (each, an “Indemnified Person”) from and against any and all losses, claims, costs, expenses, damages or liabilities (or actions or other proceedings commenced or threatened in respect thereof) that arise out of or in connection with this Commitment Letter, the Term Sheet, the Fee Letter, the Incremental Credit Facility or any of the transactions contemplated hereby or thereby or the providing or syndication of the Incremental Credit Facility (or the actual or proposed use of the proceeds thereof), and to reimburse each Indemnified Person promptly upon its written demand for any legal or other expenses incurred in connection with investigating, preparing to defend or defending against, or participating in, any such loss, claim, cost, expense, damage, liability or action or other proceeding (whether or not such Indemnified Person is a party to any action or proceeding); pro-

vided that any such obligation to indemnify, hold harmless and reimburse an Indemnified Person shall not be applicable to the extent determined by a final, non-appealable judgment of a court of competent jurisdiction to have resulted primarily from the gross negligence or willful misconduct of such Indemnified Person. You shall not be liable for any settlement of any such proceeding effected without your written consent, but if settled with such consent or if there shall be a final judgment against an Indemnified Person, you shall, subject to the proviso in the first sentence of the preceding paragraph, indemnify such Indemnified Person from and against any loss or liability by reason of such settlement or judgment. You shall not, without the prior written consent of any Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement (i) includes an unconditional release of such Indemnified Person from all liability or claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability, or a failure to act by or on behalf of such Indemnified Person. None of us or any other Lender (or any of their respective affiliates) shall be responsible or liable to Borrower, the Acquired Business or any of their respective subsidiaries, affiliates or stockholders or any other person or entity for any indirect, special, punitive or consequential damages which may be alleged as a result of this Commitment Letter, the Term Sheet, the Fee Letter, the Incremental Credit Facility or the transactions contemplated hereby or thereby.

13.	Nothing contained herein shall limit or preclude the Commitment Parties or any of their affiliates from carrying on any business with, providing banking or other financial services to, or from participating in any capacity, including as an equity investor in, any party whatsoever, including, without limitation, any competitor, supplier or customer of you, the Acquired Business or any of your or their affiliates, or any other party that may have interests different than or adverse to such parties.

14.	You acknowledge that the Commitment Parties and their affiliates (the term “Commitment Parties” as used in this paragraph being understood to include such affiliates) may be providing debt financing, equity capital or other services (including financial advisory services) to other companies with which you, the Acquired Business or your or their respective affiliates may have conflicting interests regarding the Transactions and otherwise. The Commitment Parties will not use confidential information obtained from you or the Acquired Business in connection with the performance by the Arrangers of services for other companies and will not furnish any such information to other companies. You also acknowledge that the Commitment Parties do not have any obligation in connection with the Transactions to use, or to furnish to you or the Acquired Business, confidential information obtained from other companies or entities. You further acknowledge and agree to the disclosure by us (in consultation with you) of information relating to the Incremental Credit Facility to “Gold Sheets” and other similar bank trade publications.

15.	This Commitment Letter, the Fee Letter and the contents hereof and thereof are confidential and, except for the disclosure hereof or thereof on a confidential basis to your or our accountants, attorneys and other professional advisors retained in connection with the Transactions or as otherwise required by law or regulation, may not be disclosed in whole or in part by you or us to any person or entity without your or our prior written consent; provided, however, it is understood and agreed that you may disclose (a) this Commitment Letter, but not the Fee Letter, on a confidential basis to the board of directors and advisors to the Acquired Business in connection with their consideration of the Transactions and (b) after your acceptance of this Commitment Letter and the Fee Letter, you may disclose such documents in any required filings with the Securities and Exchange Commission and other applicable regulatory authorities and stock exchanges (with, if the

Fee Letter is so required to be disclosed or filed, appropriate redactions in the Fee Letter acceptable to us and the Securities and Exchange Commission). In addition, we shall be permitted to use (in consultation with you) information related to the syndication and arrangement of the Incremental Credit Facility in connection with marketing, press releases or other transactional announcements or updates provided to investor or trade publications. Notwithstanding the foregoing, we, the Lenders and our and their respective affiliates may disclose the Commitment Letter, the Fee Letter and the contents hereof and thereof (1) on a confidential basis to our and their affiliates or any of our or their affiliates’ directors, officers, employees, advisors, representatives, attorneys, accountants, and auditors (collectively, the “Representatives”) whom they determine need to know such information in connection with the Transactions, (2) to any governmental agency or regulatory body having or claiming to have authority to regulate or oversee any aspect of any of our or their business or that of our or their Representatives in connection with the exercise of such authority or claimed authority, (3) except the Fee Letter and the contents thereof, to any bank or financial institution or other entity to which any of us, the Lenders, or any of our or their affiliates has sold or desires to sell an interest or participation in the Transactions, provided that any such recipient agrees to keep the material confidential, (4) to the extent necessary or appropriate to effect or preserve the security (if any) for any loan or other extension of credit or to enforce any right or remedy or in connection with any claims asserted by or against any of them or any of their Representatives or you or any other person or entity involved in the Transactions, (5) if any of them is requested or required (orally or in writing, by interrogatory, court order, subpoena, administrative proceeding, civil investigatory demand, or any similar legal or regulatory process) to disclose any of such material, (6) to the extent such material becomes publicly available other than a result of a breach of this provision, (7) any contractual counterparties to any swap or derivative transaction relating to the Borrower or its obligations and (8) to Moody’s and S&P in connection with confirming ratings. Furthermore, we hereby notify you that pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “Patriot Act”), each of them is required to obtain, verify and record information that identifies you in accordance with the Patriot Act.

16.	The provisions of paragraphs 11, 12, 13, 15 and 20 shall survive any termination or expiration of this Commitment Letter or the Commitment of the Banks or the undertakings of the Arrangers set forth herein, and the provisions of paragraphs 7, 8, 9 and 10 shall survive until the completion of syndication of the Incremental Credit Facility. If definitive documentation relating to the Incremental Credit Facility shall be executed and delivered, your obligations under this Commitment Letter in respect of the Incremental Credit Facility, other than those relating to confidentiality, indemnification, no competing issuance and to the syndication (including provision of supplemental Information and Projections) of such Incremental Credit Facility (which shall remain in full force and effect), shall automatically terminate and be superseded by the provisions contained in such definitive documentation upon the execution and delivery thereof.

17.	This Commitment Letter and the Commitment of the Banks and the undertakings of the Arrangers set forth herein shall, in the event this Commitment Letter is accepted by you as provided in paragraph 21 hereof, automatically terminate at 5:00 p.m. (New York time) on August 30, 2007, if the consummation of the Acquisition and the other elements of the Transactions shall not have occurred by such time.

18.	This Commitment Letter and the commitments, undertakings and agreements hereunder shall not be assignable by any party hereto without the prior written consent of the other parties hereto, and any attempted assignment shall be void and of no effect; provided, however, that nothing contained in this paragraph shall prohibit us in our sole discretion from (a) performing any of our du-

ties hereunder through any of our affiliates, and you will owe any related duties (including those set forth above) to any such affiliate, and (b) granting participations in, or selling (in consultation with you) assignments of all or a portion of, the Commitment or the advances under the Incremental Credit Facility pursuant to arrangements reasonably satisfactory to us (provided that we shall remain obligated hereunder). This Commitment Letter is solely for the benefit of the parties hereto and does not confer any benefits upon, or create any rights in favor of, any other person.

19.	As you know, each of the Arrangers or its affiliates is a full service securities firm engaged, either directly or through its affiliates in various activities, including securities trading, investment management, financing and brokerage activities and financial planning and benefits counseling for both companies and individuals. In the ordinary course of these activities, the Arrangers or their respective affiliates may actively trade the debt and equity securities (or related derivative securities) of the Borrower and other companies which may be the subject of the arrangements contemplated by this letter for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities. Each Arranger or its respective affiliates may also co-invest with, make direct investments in, and invest or co-invest client monies in or with funds or other investment vehicles managed by other parties, and such funds or other investment vehicles may trade or make investments in securities or other debt obligations of the Borrower or other companies which may be the subject of the arrangements contemplated by this letter.

20.	Any notice given pursuant to this Commitment Letter shall be mailed or hand delivered in writing, if to (a) you, at your address set forth on page one hereof, with a copy to Andrew J. Hirsch, Esq., Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, CA 94304; (b) Citigroup Global Markets Inc., at 390 Greenwich Street, New York, New York 10013, Attention: Caesar W. Wyszomirski with a copy to Richard E. Farley, Esq., Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005; (c) Lehman Commercial Paper Inc. and Lehman Brothers Inc., at 745 Seventh Avenue, New York, New York 10019, Attention: Vanessa Roberts, (d) Goldman Sachs Credit Partners L.P., at 85 Broad Street, New York, New York 10004, Attention: Rob Schatzman, and (e) Bank of America, N.A. and Banc of America Securities LLC, at 9 West 57th Street, New York, New York 10019, Attention: Douglas Ingram.

21.	THIS COMMITMENT LETTER AND THE FEE LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AND TOGETHER CONSTITUTE THE ENTIRE AGREEMENT BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ANY PREVIOUS AGREEMENT, WRITTEN OR ORAL, BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF. EACH OF THE PARTIES HERETO WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RELATED TO OR ARISING OUT OF THIS COMMITMENT LETTER, THE FEE LETTER, EACH ELEMENT OF THE TRANSACTIONS OR THE PERFORMANCE BY US OR ANY OF OUR AFFILIATES OF THE SERVICES CONTEMPLATED HEREBY. IN ADDITION, WITH RESPECT TO ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS COMMITMENT LETTER, THE FEE LETTER OR THE TRANSACTIONS OR THE PERFORMANCE OF ANY OF THE PARTIES HEREUNDER, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY (A) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK, NEW YORK; (B) AGREES THAT ALL CLAIMS WITH RESPECT TO SUCH

ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT; (C) WAIVES THE DEFENSE OF ANY INCONVENIENT FORUM TO SUCH NEW YORK STATE OR FEDERAL COURT; (D) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANOTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; (E) TO THE EXTENT THAT SUCH PARTY OR ITS PROPERTIES OR ASSETS HAVE OR HEREAFTER MAY HAVE ACQUIRED OR BE ENTITLED TO IMMUNITY (SOVEREIGN OR OTHERWISE) FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OF NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OF A JUDGMENT OR FROM EXECUTION OF A JUDGMENT OR OTHERWISE), FOR SUCH PARTY OR ITS PROPERTIES OR ASSETS, AGREES NOT TO CLAIM ANY SUCH IMMUNITY AND WAIVE SUCH IMMUNITY; AND (F) CONSENTS TO SERVICE OF PROCESS BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO SUCH PARTY AT ITS ADDRESS SET FORTH ON THE FIRST PAGE OF THIS COMMITMENT LETTER AND AGREE THAT SUCH SERVICE SHALL BE EFFECTIVE WHEN SENT OR DELIVERED. This Commitment Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by each of the parties hereto. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page to this Commitment Letter by facsimile shall be effective as delivery of a manually-executed counterpart.

22.	The Borrower and each Guarantor (as defined in Exhibit A) acknowledges and agrees that in connection with all aspects of the Transactions contemplated by this Commitment Letter, the Borrower, each Guarantor and the Commitment Parties have an arm’s-length business relationship that creates no fiduciary duty on the part of the Commitment Parties and the Borrower and each Guarantor expressly disclaims any fiduciary relationship.
[THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

     If you are in agreement with the foregoing, please indicate acceptance of the terms hereof by signing the enclosed counterpart of this Commitment Letter and returning it to the Arrangers, together with an executed counterpart of the Fee Letter, by no later than 7:00 p.m. (New York time) on June 27, 2007. This Commitment Letter, the Commitment of the Banks and the undertakings of the Arrangers set forth herein shall automatically terminate at such time unless signed counterparts of this Commitment Letter and the Fee Letter shall have been delivered to the Arrangers in accordance with the terms of the immediately preceding sentence.
Sincerely,

CITIGROUP GLOBAL MARKETS INC.
By:	/s/ Caesar Wyszomirshi
	Name:	Caesar Wyszomirshi
	Title:	Director

LEHMAN COMMERCIAL PAPER INC.
By:	/s/ Laurie Perper
	Name:	Laurie Perper
	Title:	Senior Vice President

LEHMAN BROTHERS INC.
By:	/s/ Laurie Perper
	Name:	Laurie Perper
	Title:	Senior Vice President

GOLDMAN SACHS CREDIT PARTNERS L.P.
By:	/s/ Illegible
Name:
Title:

BANK OF AMERICA, N.A.
By:	/s/ Illegible
Name:
Title:

BANC OF AMERICA SECURITIES, LLC
By:	/s/ Illegible
Name:
Title:

NUANCE COMMUNICATIONS, INC.
By:	/s/ Paul Ricci
	Name:	Paul Ricci
	Title:	CEO

EXHIBIT A
$225,000,000
INCREMENTAL CREDIT FACILITY
SUMMARY OF PROPOSED TERMS AND CONDITIONS
Capitalized terms not otherwise defined herein have the same meanings specified in the Commitment
Letter to which this Summary of Proposed Terms and Conditions is attached.

Borrower:	Nuance Communications, Inc., a Delaware corporation (the “Borrower”).

Joint Lead Arrangers:	Citigroup Global Markets Inc. and Lehman Brothers Inc. will act as joint lead arrangers for the Amended and Restated Credit Facility (as defined below) (in such capacity, the “Arrangers”), and will perform the duties customarily associated with such role.

Joint Bookrunners:	Citigroup Global Markets Inc., Lehman Brothers Inc. and Goldman Sachs Credit Partners Inc. will act as joint bookrunners for the Amended and Restated Credit Facility, and will perform the duties customarily associated with such role.

Co-Arranger:	Banc of America Securities LLC will act as co-arranger for the Amended and Restated Credit Facility.

Administrative Agent:	UBS AG, Stamford Branch.

Syndication Agent:	Citicorp North America, Inc.

Co-Documentation Agents:	Lehman Commercial Paper Inc. and Goldman Sachs Credit Partners L.P.

Lenders:	A syndicate of financial institutions and other entities (each, a “Lender” and, collectively, the “Lenders”) arranged by the Arrangers and reasonably acceptable to the Borrower.

Incremental Credit Facility:	Incremental Term Loans (as defined in the Existing Credit Agreement) in an aggregate principal amount of up to $225,000,000 (the “Incremental Loans”).

Use of Proceeds:	The proceeds of the Incremental Loans shall be used to (a) to finance the Transactions, (b) to pay related fees and expenses incurred in connection with the Transactions and (c) for general corporate purposes.

A-1

Availability:	The full amount of the Incremental Loans must be drawn in a single drawing on the Closing Date. Amounts borrowed under the Incremental Loans that are repaid or prepaid may not be reborrowed.

Documentation:	The documentation for the Incremental Credit Facility will be an amendment to the Existing Credit Agreement.

Guarantors and Security:	The requirements of the Collateral and Guarantee Requirement (as defined in the Existing Credit Agreement) shall have been met.

Final Maturity:	Same as Term Loans under the Existing Credit Agreement.

Amortization Schedule:	Same as Term Loans under the Existing Credit Agreement.

Interest Rates and Fees:	Same as Term Loans under the Existing Credit Agreement.

Mandatory Prepayments/Reductions in Commitment:	Same as the Existing Credit Agreement.

Voluntary Prepayments/Reductions in Commitment:	Same as the Existing Credit Agreement.

Conditions to Advances:	The making of the Incremental Term Loans shall be subject to the conditions set forth in Exhibit B to the Commitment Letter.

Representations and Warranties:	Same as the Existing Credit Agreement.

Affirmative Covenants:	Same as the Existing Credit Agreement.

Negative Covenants:	Same as the Existing Credit Agreement.

Events of Default:	Same as the Existing Credit Agreement.

Yield Protection and Increased Costs:	Same as the Existing Credit Agreement.

Assignments and Participations:	Same as the Existing Credit Agreement.

Required Lenders:	Same as the Existing Credit Agreement.

Expenses and Indemnification:	Same as the Existing Credit Agreement.

Governing Law and Forum:	New York.

Waiver of Jury Trial:	All parties to the Credit Documentation will waive the right to trial by jury.

Counsel for the Arrangers:	Cahill Gordon & Reindel llp.

A-2

EXHIBIT B
$225,000,000 INCREMENTAL CREDIT FACILITY
CONDITIONS TO FUNDING:
(a)	The execution and delivery of the Credit Documentation consistent with the Summary of Proposed Terms and Conditions.

(b)	The Arrangers shall have received, in form and substance reasonably satisfactory to it: (i) copies of the merger agreement related to the Acquisition and all other documentation, instruments and agreements related to the Acquisition (together, the “Acquisition Agreement”) (it being understood that the Arrangers have reviewed the executed acquisition agreement and are satisfied with it as so executed); and (ii) such opinions of counsel to the Loan Parties and other corporate documents and customary certificates and instruments, including with respect to perfection and priority of liens, as the Arrangers shall reasonably require. The Acquisition shall have been consummated and the Acquisition Agreement shall not have been amended or modified in any respect that is materially adverse to the Lenders without the prior written consent of the Arrangers.

(c)	The Arranger shall have received the documentation and other information that is required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act.

(d)	To the extent not otherwise publicly available through the Borrower’s SEC filings, the Arrangers shall have received (i) copies of audited financial statements for the Acquired Business and its subsidiaries for the two fiscal years ended December 31, 2006 and interim unaudited financial statements for each quarter ended after such date and more than 45 days prior to the Closing Date, (ii) pro forma financial statements of the Borrower and its subsidiaries for the four consecutive fiscal quarter period ended March 31, 2007 after giving effect to the Acquisition (including the adjustments substantially similar to those set forth on Schedule 1.01(a) to the Existing Credit Agreement) and a pro forma balance sheet of the Borrower and its subsidiaries as of the Closing Date and (iii) a certificate of chief financial officer of the Borrower as to the solvency of each Loan Party, on a consolidated basis, after giving effect to the Transactions.

(e)	All fees and expenses of the Arrangers and Lenders required to have been paid as a condition to the funding of the Lenders (including payment of the reasonable fees, expenses and other

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charges of counsel to the Arrangers to the extent invoiced) shall have been paid in full.

(f)	The conditions precedent to extensions of Incremental Term Loans set forth Section 2.21 of the Existing Credit Agreement shall have been satisfied.

(g)	The Arrangers shall have received a certificate of a Financial officer of the Borrower certifying that the Acquisition is a “Permitted Business Acquisition” under the Existing Credit Agreement.

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